UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

NAKED BRAND GROUP INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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95 Madison Avenue, 10th Floor
New York, New York 10016

SUPPLEMENT TO PROXY STATEMENT
RELATING TO 2016 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement supplement should be read together with the definitive proxy statement (the “Proxy Statement”) of Naked Brand Group Inc., a Nevada Corporation (the “Company”), filed with the Securities and Exchange Commission on July 7, 2016 in connection with the Company’s 2016 Annual Meeting of Stockholders to be held at the offices of Duane Morris LLP, located at 1540 Broadway, 14th floor, New York, New York 10034 on Wednesday, August 3, 2016, at 10:00 a.m., local time.

The purpose of this filing is to correct information contained in the Proxy Statement relating to the “broker non-vote” voting rules that apply to “Proposal Four: Approval of Amendment to our Articles of Incorporation to increase the number of authorized shares of our Common Stock that way issue from 11,250,000 To 18,000,000 Shares” in the Proxy Statement (“Proposal Four”). As further discussed below, the Proxy Statement identified Proposal Four as a “non-routine” matter and stated that a broker who has received no instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal, thus resulting in a broker non-vote with respect to such uninstructed shares. The Company has since determined that Proposal Four is a “routine” matter and that a broker who has received no instructions from its clients will have discretion to vote its clients’ uninstructed shares on that proposal.

Background

Broker non-votes occur with respect to shares held in “street name” (i.e., by a broker) in cases where the broker does not receive voting instructions from its clients and the broker does not have the authority to vote those shares. The rules of the New York Stock Exchange applicable to brokers determine whether a broker has authority to vote on a proposal if the broker does not receive voting instructions from its client. The broker may vote on proposals that are determined to be “routine” under these rules and may not vote on proposals that are determined to be “non-routine” under these rules. If a proposal is determined to be routine, a broker who has received no voting instructions from its client with respect to that proposal has discretion to vote the client’s uninstructed shares on that proposal. If a proposal is determined to be non-routine, a broker who has received no voting instructions from its client with respect to that proposal does not have discretion to vote the client’s uninstructed shares on that proposal.

Proxy Statement Correction

The Proxy Statement stated that Proposal Four is a “non-routine” proposal and that, therefore, a broker who has received no voting instructions from its client will not have discretion to vote on Proposal Four, thus resulting in a broker non-vote with respect to such client’s uninstructed shares in regard to that proposal. The Company desires to correct this information and hereby amends the Proxy Statement to clarify that Proposal Four is a “routine” matter and that, as such, a broker will have discretion to vote on Proposal Four if the broker has received no voting instructions from its clients with respect to that proposal.

Except as specifically supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged. From and after the date of this proxy statement supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

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